EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Nephros, Inc.

South Orange, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2015 Equity Incentive Plan of Nephros, Inc. of our report dated February 26, 2018, relating to the consolidated financial statements of Nephros, Inc. and Subsidiary (the “Company”), as of and for the years ended December 31, 2017 and 2016, appearing in the Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Moody, Famiglietti & Andronico, LLP

Moody, Famiglietti & Andronico, LLP

Tewksbury, Massachusetts

March 22, 2018